UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2016 (May 22, 2016)
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AMERICAN CAPITAL AGENCY CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2016, Robert M. Couch, Randy E. Dobbs, John R. Erickson, Samuel A. Flax and Alvin N. Puryear resigned from the board of directors (the “Board”) of American Capital Agency Corp. (the “Company”), effective immediately. The Board appointed Prue B. Larocca, who is currently an independent member of the Board, to serve as Chair of the Board, effective immediately.

Item 8.01. Other Events

On May 23, 2016, the Company issued a press release announcing that it had entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with American Capital, Ltd., a Delaware corporation, American Capital Asset Management, LLC, a Delaware limited liability company and wholly-owned subsidiary of ACAS (“Seller”), and American Capital Mortgage Management, LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (“ACMM”), pursuant to which, subject to the satisfaction of certain conditions, the Company will purchase from Seller all of the issued and outstanding limited liability company interests of ACMM on a cash-free, debt-free basis for aggregate cash consideration of $562 million (the “Transaction”).

The press release announcing the Transaction also serves to announce the foregoing changes to the Company’s Board described under Item 5.02.

A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
99.1	Press Release, dated May 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: May 23, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President and Secretary